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                                                                   EXHIBIT 99.18
                                                                 CUSIP 077903AA0
                           OFFER TO PURCHASE FOR CASH
               UP TO $62.5 MILLION AGGREGATE PRINCIPAL AMOUNT OF
              4 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2000
                                       OF
                               BELL SPORTS CORP.


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THE TENDER OFFER WILL EXPIRE AT 7:00 A.M., NEW YORK CITY TIME, ON AUGUST 14,
1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). HOLDERS OF DEBENTURES MUST TENDER THEIR DEBENTURES ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE TENDER OFFER CONSIDERATION. TENDERED DEBENTURES MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE.
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                                                                   July 24, 1998
To Brokers, Dealers, Commercial Banks,
        Trust Companies and Other Nominees:

     Enclosed for your consideration is an Offer to Purchase (and the supplement thereto dated July 24, 1998, together, the "Offer to Purchase") and a Letter of Transmittal (the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer Documents"), relating to the offer (the "Tender Offer") by Bell Sports Corp., a Delaware corporation ("Bell Sports"), to purchase for cash up to $62.5 million aggregate principal amount of its 4 1/4% Convertible Subordinated Debentures due 2000. The Debentures were issued under an indenture dated as of November 15, 1993.

     The consideration for each $1,000 principal amount of Debentures tendered pursuant to the Tender Offer shall be $905, plus accrued and unpaid interest from May 15, 1998 up to, but not including, the date of payment.

     THE TENDER OFFER IS BEING MADE IN CONNECTION WITH, AND BELL SPORTS' OBLIGATION TO ACCEPT FOR PURCHASE AND TO PAY FOR DEBENTURES VALIDLY TENDERED PURSUANT TO THE TENDER OFFER IS CONDITIONED UPON, (I) CONSUMMATION OF THE MERGER OF HB ACQUISITION CORPORATION WITH AND INTO BELL SPORTS (THE "MERGER"), (II) COMPLETION OF A NOTE OFFERING BY BELL SPORTS, INC., A WHOLLY-OWNED SUBSIDIARY OF BELL SPORTS (THE "SUBSIDIARY"), (III) ENTRY INTO A NEW SENIOR CREDIT FACILITY BY THE SUBSIDIARY IN AN AMOUNT, TOGETHER WITH OTHER FUNDS AVAILABLE TO BELL SPORTS, SUFFICIENT TO FUND AMOUNTS PAYABLE IN CONNECTION WITH THE MERGER, (IV) DEBENTURES IN AN AMOUNT NOT LESS THAN $35.0 MILLION AGGREGATE PRINCIPAL AMOUNT BEING TENDERED IN THE TENDER OFFER, AND (V) THE SATISFACTION OF THE GENERAL CONDITIONS (AS DEFINED IN THE OFFER TO PURCHASE).

     Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

     For your information and for forwarding to your clients, we are enclosing the following documents:

          1.   The Offer to Purchase;

          2. Letter of Transmittal for your use and for the information of your clients;

          3. Notice of Guaranteed Delivery to be used to accept the Tender Offer if the Debentures and all other required documents, cannot be delivered to the Depositary, by the Expiration Date;

          4.  A letter to the Holders of Debentures from Bell Sports:

          5. A letter which may be sent to your clients for whose accounts you hold Debentures
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     registered in your name or in the name of your nominee, with an instruction form provided for obtaining such clients' instructions with respect to the Tender Offer; and
          6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding.

          7. A return envelope addressed to Harris Trust & Savings Bank, the Depositary.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE TENDER OFFER WILL EXPIRE AT 7:00 A.M., NEW YORK CITY TIME, ON AUGUST 14, 1998, UNLESS EXTENDED.

     Bell Sports will not pay any fees or commissions to any broker, dealer, commercial bank, trust company or other person in connection with the solicitation of tenders of Debentures pursuant to the Tender Offer. Bell Sports, upon request, will reimburse brokers, dealers, commercial banks, and trust companies for reasonable and customary mailing and handling expenses incurred by them in forwarding any of the enclosed materials to their clients. Bell Sports will pay all transfer taxes to purchase and transfer the Debentures pursuant to the Tender Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Any requests for additional copies of the Offer to Purchase, the Letter of Transmittal and Notice of Guaranteed Delivery should be directed to the Information Agent and any questions or requests for assistance should be directed to the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

                              Very truly yours,

                              DONALDSON, LUFKIN & JENRETTE
                                SECURITIES CORPORATION


     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF BELL SPORTS, THE DEALER MANAGER, THE INFORMATION AGENT, THE DEPOSITARY, THE TRUSTEE, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE TENDER OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.